                                                             EXHIBIT 11(a)(2)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm in the Registration Statement (Form N-1A) and related Statement of Additional Information of Capstone Government Income Fund, a series of Capstone Fixed Income Series, Inc., and to the inclusion of our report dated December 19 1997.




                              /s/BRIGGS, BUNTING & DOUGHERTY, LLP
                              BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
March 25, 1998

[GRAPHIC OMITTED]
DIRECT DIAL: (202) 261-3352

                                 March 31, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

  Re: Capstone Fixed Income Series, Inc. ("Fund") --Post-Effective Amendment No. 50, File No. 2-28174

Dear Sirs::

                  As counsel to the Fund, including its one active series, Capstone Government Income Fund, I represent pursuant to Rule 485(e) under the Securities Act of 1933 (the "Act") that the Fund's Post-Effective Amendment No. 50 to its Registration Statement under the Act does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of that Rule.


                                                     Yours truly,



                                                     Olivia P. Adler
OPA

cc:      Iris Clay